UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 18, 2012

GENESIS FINANCIAL, INC.

(Exact Name of registrant as specified in its Charter)

Washington	333-103331	03-0377717
State of Incorporation	Commission File No.	I.R.S. Employer Identification No.

3773 West 5th Avenue, Ste. 301, Post Falls, ID	83854
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number:  (208) 457-9442

N/A

(Registrant’s former name and address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17  CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the  Exchange Act

(17CFR 240-14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.03

Amendments to the Registrant's Articles of Incorporation

On October 15, 2012, the board of directors unanimously approved amending the Company's articles of incorporation.  This amendment corrects a 290,000 share under-issue of the Series B Preferred stock that was originally authorized on November 24, 2011 when the Company designated 2,000,000 Series B Preferred Stock.

In particular, the only change implemented by this amendment was to increase the number of Series B Preferred shares by an additional 290,000 shares.  As a result of this amendment, there are now 2,290,000 authorized Series B Preferred shares.

These additional 290,000 shares are the subject of the December 15, 2010 Security Agreement between John R. Coghlan and Genesis Financial, Inc.  These shares represent a security interest granted in connection with his $250,000 loan to the Company on December 15, 2010.  The loan documentation was filed as Exhibits 10.14, 10.15 and 10.16 to our Annual Report for the year ending December 31, 2011 on Form 10-K filed on April 13, 2012.

On October 18, 2012, we filed Articles of Amendment increasing the number of Series B preferred shares by 290,000 shares.

Item 8.01

Other Events.

On October 16, 2012, Genesis Financial and John R. Coghlan agreed to amend the term of the December 15, 2010 $250,000 Convertible Promissory Note.  The note was originally due December 15, 2012.  This amendment extends the due date to December 15, 2015.  All other terms and conditions remain unchanged.

Item 9.01

Financial Statements and Exhibits

(d) Index to Exhibits.

Exhibit Number

Description

3

Articles of Amendment to the Articles of Incorporation of Genesis Financial, Inc. dated October 18, 2012

10

First Amendment to the December 15, 2010 Genesis Financial $250,000 Convertiblefiling\ex10.htm Promissory Note dated October 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS FINANCIAL, INC.

Dated: October 25, 2012

 /s/ Virginia Walters

By: Virginia Walters

Title: Treasurer